News Release

HOPE BANCORP REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR ENDED DECEMBER 31, 2025
For the fourth quarter of 2025, net income of $34.5 million, up 12% quarter-over-quarter and up 42% year-over-year

LOS ANGELES – January 27, 2026 – Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its fourth quarter and full year ended December 31, 2025.
For the three months ended December 31, 2025, the Company recorded net income of $34.5 million, or $0.27 per diluted common share, up 12% from net income of $30.8 million, or $0.24 per diluted common share, for the three months ended September 30, 2025, and up 42% from net income of $24.3 million, or $0.20 per diluted common share, for the three months ended December 31, 2024.

For the full year ended December 31, 2025, net income totaled $61.6 million, or $0.49 per diluted common share.
Excluding notable items(1), net income for the full year ended December 31, 2025, totaled $113.3 million, or $0.89 per diluted common share, up 10% from $103.4 million, or $0.85 per diluted common share, for the full year ended December 31, 2024.

“We delivered solid earnings growth in the fourth quarter of 2025, with net income up 12% from the third quarter of 2025, reflecting growth in net interest income, strength in customer fee revenue, and lower provisions for credit losses,” commented Kevin S. Kim, Chairman, President and Chief Executive Officer.

“For the full year 2025, we significantly lowered our cost of deposits, reduced reliance on brokered deposits, enhanced our earning assets mix, added experienced senior leadership as well as front line talent, and strengthened our asset quality with a steady decrease in criticized assets in each quarter of 2025. We also completed the acquisition of Territorial Bancorp in April 2025, which expanded our banking footprint to the strategically attractive market of Hawaii,” continued Kim. “These actions contributed to further optimizing our balance sheet and meaningfully improved our underlying core profitability metrics. We are well positioned to build on this momentum in 2026 and beyond, as we continue making progress towards enhancing our financial performance and earnings growth.”

“I am deeply grateful for the dedication of our colleagues at Bank of Hope. Their steadfast commitment to excellence has propelled our organization forward and strengthened our position as the leading regional bank serving multicultural communities across the continental United States and Hawaii. I am confident that our collective focus and hard work will drive even greater positive outcomes in the years to come,” concluded Kim.

(1)    Net income, profitability metrics and earnings per share excluding notable items are non-GAAP financial measures. Notable items in 2025 comprised merger-related expenses, restructuring-related items, a net loss on investment portfolio repositioning, a reversal of an FDIC special assessment, and the impact of a California state tax law change. Notable items in 2024 comprised merger-related expenses, restructuring-related items, and an FDIC special assessment expense. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 to 12.
(more)

2-2-2    NASDAQ: HOPE
Operating Results for the Fourth Quarter of 2025
Net interest income and net interest margin. Net interest income before provision for credit losses totaled $127.4 million for the fourth quarter of 2025, an increase of $0.8 million, or 1%, compared with $126.6 million for the third quarter of 2025. Net interest margin for the fourth quarter of 2025 increased by 1 basis point to 2.90%, up from 2.89% for the third quarter of 2025, and expanded 40 basis points year-over-year, up from 2.50% for the fourth quarter of 2024.
The quarter-over-quarter increases in net interest income and net interest margin were primarily driven by a faster decline in the cost of interest bearing liabilities, relative to the change in the yield on average earning assets. For the fourth quarter of 2025, the cost of interest bearing deposits decreased 17 basis points to 3.52%, reflecting deposit repricing and the impact of federal funds target rate cuts, compared with an 11 basis point decrease in the yield on average earning assets.
Noninterest income. For the fourth quarter of 2025, noninterest income totaled $18.4 million, up $3.0 million, or 19%, compared with $15.4 million for the third quarter of 2025. The increase was driven by a meaningful growth in customer-level swap fees, which increased $2.4 million quarter-over-quarter, as well as higher service fees on deposit accounts, gains on the sale of securities, and increased loan-related fees. The Company sold $46.0 million of Small Business Administration (“SBA”) loans in the fourth quarter of 2025 for a net gain of $2.6 million, compared with $48.1 million in the third quarter of 2025 for a net gain of $2.8 million.

Noninterest expense. Noninterest expense for the fourth quarter of 2025 totaled $99.4 million, up 3% from $96.9 million for the third quarter of 2025. The quarter-over-quarter change in noninterest expense was primarily driven by higher compensation-related costs, which largely reflected the impact of hiring to strengthen the franchise and support revenue generation capabilities. The efficiency ratio was 68.2% for the fourth quarter of 2025, essentially stable compared with the third quarter of 2025 as revenue growth supported the investment spending.

Income tax provision and tax rate. For the fourth quarter of 2025, the Company recorded a provision for income tax of $4.7 million, compared with a provision for income tax of $5.6 million for the third quarter of 2025. For the fourth quarter of 2025, the reported effective tax rate was 11.9%. For the full year ended December 31, 2025, the reported effective tax rate was 20.3%, compared with 25.1% for the full year ended December 31, 2024. The year-over-year decrease in the full year effective tax rate was primarily due to the positive impacts from renewable energy and affordable housing partnership investment tax credits that the Company realized in 2025. The fourth quarter 2025 provision for income tax also included true up entries related to deferred tax asset and liability remeasurement.

(more)

3-3-3    NASDAQ: HOPE
Balance Sheet Summary
Total assets. At December 31, 2025, total assets totaled $18.53 billion, compared with $18.51 billion as of September 30, 2025 and $17.05 billion as of December 31, 2024.

Loans. At December 31, 2025, gross loans totaled $14.79 billion, up 1%, or 4% annualized, from $14.62 billion at September 30, 2025. The quarter-over-quarter increase in loans was spread across the major loan portfolios of commercial real estate, commercial and industrial, and residential mortgage loans. Year-over-year, gross loans were up 8% from $13.63 billion at December 31, 2024, largely reflecting organic residential mortgage growth and the impact of the Territorial Bancorp acquisition.

The following table sets forth the loan portfolio composition at December 31, 2025, September 30, 2025, and December 31, 2024:

(dollars in thousands) (unaudited)	12/31/2025		9/30/2025		12/31/2024
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Commercial real estate (“CRE”) loans	$8,494,508	57.4%	$8,434,919	57.7%	$8,527,008	62.6%
Commercial and industrial (“C&I”) loans	3,794,788	25.7%	3,752,111	25.6%	3,981,441	29.2%
Residential mortgage and other loans	2,498,621	16.9%	2,436,607	16.7%	1,124,314	8.2%
Gross loans (including held for sale)	$14,787,917	100.0%	$14,623,637	100.0%	$13,632,763	100.0%

Deposits. Total deposits of $15.60 billion at December 31, 2025, decreased 1% from $15.83 billion at September 30, 2025, and increased 9% from $14.33 billion at December 31, 2024. The quarter-over-quarter change largely reflected typical year-end seasonality in certain commercial client funds. The year-over-year growth largely reflected the impact of the Territorial Bancorp acquisition.

The following table sets forth the deposit composition at December 31, 2025, September 30, 2025, and December 31, 2024:

(dollars in thousands) (unaudited)	12/31/2025		9/30/2025		12/31/2024
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Noninterest bearing demand deposits	$3,371,759	21.6%	$3,507,659	22.2%	$3,377,950	23.6%
Money market, interest bearing demand, and savings deposits	5,856,373	37.5%	5,995,488	37.9%	5,175,735	36.1%
Time deposits	6,375,011	40.9%	6,328,115	39.9%	5,773,804	40.3%
Total deposits	$15,603,143	100.0%	$15,831,262	100.0%	$14,327,489	100.0%

Gross loan-to-deposit ratio		94.8%		92.4%		95.2%

Credit Quality and Allowance for Credit Losses
Criticized loans. Criticized loans decreased $21.8 million, or 6%, quarter-over-quarter to $351.1 million at December 31, 2025, down from $372.9 million at September 30, 2025, primarily driven by a 48% quarter-over-quarter reduction in C&I special mention loans. Year-over-year, criticized loans were down $98.9 million, or 22%, from $450.0 million at December 31, 2024, reflecting sustained improvement from successful workouts of problem loans and the Company’s proactive approach to credit risk management. The criticized loan ratio improved to 2.39% of total loans receivable at December 31, 2025, down 17 basis points from 2.56% at September 30, 2025, and down 91 basis points from 3.30% at December 31, 2024.
(more)

4-4-4    NASDAQ: HOPE
The following table sets forth the breakdown of criticized loans at December 31, 2025, September 30, 2025, and December 31, 2024:

(dollars in thousands) (unaudited)	12/31/2025	9/30/2025	12/31/2024
Special mention loans	$94,003	$131,384	$179,073
Classified loans	257,113	241,483	270,896
Total criticized loans	$351,116	$372,867	$449,969

Criticized loans/total loans receivable	2.39%	2.56%	3.30%

Nonperforming assets. Nonperforming assets totaled $136.1 million, or 0.73% of total assets, at December 31, 2025, compared with $112.2 million, or 0.61% of total assets, at September 30, 2025, and $90.8 million, or 0.53% of total assets, at December 31, 2024.

The following table sets forth the components of nonperforming assets at December 31, 2025, September 30, 2025, and December 31, 2024:

(dollars in thousands) (unaudited)	12/31/2025	9/30/2025	12/31/2024
Loans on nonaccrual status (1)	$131,747	$110,010	$90,564
Accruing delinquent loans past due 90 days or more	3,943	2,149	229
Total nonperforming loans	135,690	112,159	90,793
Other real estate owned	365	—	—
Total nonperforming assets	$136,055	$112,159	$90,793

Nonperforming assets/total assets	0.73%	0.61%	0.53%
_____________________________________
(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $15.6 million, $15.3 million and $12.8 million at December 31, 2025, September 30, 2025, and December 31, 2024, respectively.

Net charge offs. The Company recorded net charge-offs of $3.6 million for the fourth quarter of 2025, equivalent to 0.10%, annualized, of average loans. This compares with net charge-offs of $5.1 million, or 0.14%, annualized, of average loans for the third quarter of 2025. For the full year 2025, net charge-offs were $29.0 million, or 0.20% of average loans.

Allowance for credit losses. The allowance for credit losses totaled $156.7 million at December 31, 2025, compared with $152.5 million at September 30, 2025, and $150.5 million at December 31, 2024. The allowance coverage ratio was 1.07% of loans receivable at December 31, 2025, compared with 1.05% at September 30, 2025, and 1.11% at December 31, 2024. The year-over-year change in the allowance coverage ratio largely reflects the impact of the Territorial Bancorp acquisition.

The following table sets forth the allowance for credit losses and the coverage ratios at December 31, 2025, September 30, 2025, and December 31, 2024:

(dollars in thousands) (unaudited)	12/31/2025	9/30/2025	12/31/2024
Allowance for credit losses	$156,661	$152,509	$150,527
Allowance for credit losses/loans receivable	1.07%	1.05%	1.11%

Provision for credit losses. For the fourth quarter of 2025, the Company recorded provision for credit losses of $7.2 million, compared with $8.7 million for the third quarter of 2025. The quarter-over-quarter decrease in the provision for credit losses primarily reflected lower net charge-offs in the fourth quarter of 2025, as well as the quarter-over-quarter change in the allowance for unfunded commitments. For the full year 2025, the provision for credit losses was $31.8 million.

(more)

5-5-5    NASDAQ: HOPE

Capital

At December 31, 2025, the Company and the Bank’s capital ratios continued to exceed all regulatory capital requirements generally required to meet the definition of a “well-capitalized” financial institution. The completion of the Territorial Bancorp acquisition on April 2, 2025, impacted prior year capital and capital ratio comparisons.

The following table sets forth the regulatory capital ratios for the Company at December 31, 2025, September 30, 2025, and December 31, 2024:

(unaudited)	12/31/2025	9/30/2025	12/31/2024	Minimum Guideline for “Well-Capitalized”
Common Equity Tier 1 Capital Ratio	12.27%	12.14%	13.06%	6.50%
Tier 1 Capital Ratio	12.96%	12.83%	13.79%	8.00%
Total Capital Ratio	13.99%	13.85%	14.78%	10.00%
Leverage Ratio	11.05%	10.86%	11.83%	5.00%

At December 31, 2025, total stockholders’ equity was $2.28 billion, an increase of 1% compared with $2.26 billion at September 30, 2025. Tangible common equity (“TCE”) per share(2) was $13.71 at December 31, 2025, compared with $13.53 at September 30, 2025. The TCE ratio(2) was 9.76% at December 31, 2025, up 12 basis points compared with 9.64% at September 30, 2025.

The following table sets forth the TCE per share and the TCE ratio at December 31, 2025, September 30, 2025, and December 31, 2024.

(unaudited)	12/31/2025	9/30/2025	12/31/2024
TCE per share	$13.71	$13.53	$13.81
TCE ratio	9.76%	9.64%	10.05%

(2)    TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 to 12.
(more)

6-6-6    NASDAQ: HOPE
Investor Conference Call
The Company previously announced that it will host an investor conference call on Tuesday, January 27, 2026, at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review its unaudited financial results for its fourth quarter and full year ended December 31, 2025. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for at least one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through February 3, 2026, with the replay access code 3224067.

Non-GAAP Financial Metrics
This news release and accompanying financial tables contain certain non-GAAP financial measure disclosures, including net income excluding notable items, earnings per share excluding notable items, noninterest income excluding notable items, noninterest expense excluding notable items, provision for credit losses excluding notable items, efficiency ratio excluding notable items, effective tax rate excluding notable items, PPNR, PPNR excluding notable items, ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, TCE per share and TCE ratio. Management believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operational performance and the Company’s capital levels and has included these figures in response to market participant interest in these financial metrics. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 through 12.

About Hope Bancorp, Inc.
Hope Bancorp, Inc. (NASDAQ: HOPE) is the holding company for Bank of Hope, the only regional Korean American bank in the United States, with $18.53 billion in total assets as of December 31, 2025. Following the addition of Territorial Savings as a division of Bank of Hope, the Company became the largest regional bank serving multicultural customers across the continental United States and Hawaii. Headquartered in Los Angeles, Bank of Hope offers a comprehensive range of commercial, corporate and consumer banking products and services, including commercial and commercial real estate lending, SBA lending, residential mortgage and consumer lending, treasury management, foreign exchange solutions, interest rate derivatives, and international trade finance. Bank of Hope operates 45 full-service branches in California, New York, New Jersey, Washington, Texas, Illinois, Alabama and Georgia under the Bank of Hope banner, and 29 branches in Hawaii under the Territorial Savings banner. Bank of Hope also operates SBA loan production offices, commercial loan production offices, and residential mortgage loan production offices throughout the United States, and a representative office in Seoul, South Korea. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to www.bankofhope.com for Bank of Hope and www.tsbhawaii.bank for Territorial Savings, a division of Bank of Hope. By including the foregoing website address links, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

(more)

7-7-7    NASDAQ: HOPE

Forward-Looking Statements
Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” and similar expressions. With respect to any such forward-looking statements, Hope Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. With the consummation of the acquisition of Territorial Bancorp, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Hope Bancorp and Territorial Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; and deposit attrition, operating costs, customer loss and business disruption following the acquisition, including difficulties in maintaining relationships with employees and customers, may be greater than expected. Other risks and uncertainties include, but are not limited to: possible renewed deterioration in economic conditions in Hope Bancorp’s areas of operation or elsewhere; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying Hope Bancorp’s allowances for credit losses; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations; the outcome of any legal proceedings that may be instituted against Hope Bancorp; the impact of U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability; and risks from natural disasters. For additional information concerning these and other risk factors, see Hope Bancorp’s most recent Annual Report on Form 10-K and other documents Hope Bancorp files with the SEC from time to time. Hope Bancorp does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Julianna Balicka
Executive Vice President & Chief Financial Officer
InvestorRelations@bankofhope.com

# # #
(tables follow)

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	12/31/2025	9/30/2025	% change	12/31/2024	% change
Cash and due from banks	$560,059	$454,909	23%	$458,199	22%
Investment securities	2,072,864	2,266,034	(9)%	2,075,628	—%
Federal Home Loan Bank (“FHLB”) stock and other investments	60,176	106,411	(43)%	57,196	5%
Gross loans, including loans held for sale	14,787,917	14,623,637	1%	13,632,763	8%
Allowance for credit losses	(156,661)	(152,509)	3%	(150,527)	4%
Accrued interest receivable	52,211	53,159	(2)%	51,169	2%
Premises and equipment, net	69,589	69,152	1%	51,759	34%
Goodwill and intangible assets	525,938	524,503	—%	466,781	13%
Other assets	559,533	565,503	(1)%	411,040	36%
Total assets	$18,531,626	$18,510,799	—%	$17,054,008	9%

Liabilities:
Deposits	$15,603,143	$15,831,262	(1)%	$14,327,489	9%
FHLB and Federal Reserve Bank (“FRB”) borrowings	284,922	24,878	1,045%	239,000	19%
Subordinated debentures and convertible notes, net	110,962	110,610	—%	109,584	1%
Accrued interest payable	78,310	74,376	5%	93,784	(16)%
Other liabilities	171,021	210,713	(19)%	149,646	14%
Total liabilities	$16,248,358	$16,251,839	—%	$14,919,503	9%

Stockholders’ Equity:
Common stock, $0.001 par value	$146	$146	—%	$138	6%
Additional paid-in capital	1,523,702	1,521,669	—%	1,445,373	5%
Retained earnings	1,172,394	1,155,874	1%	1,181,533	(1)%
Treasury stock, at cost	(264,667)	(264,667)	—%	(264,667)	—%
Accumulated other comprehensive loss, net	(148,307)	(154,062)	4%	(227,872)	35%
Total stockholders’ equity	2,283,268	2,258,960	1%	2,134,505	7%
Total liabilities and stockholders’ equity	$18,531,626	$18,510,799	—%	$17,054,008	9%

Common stock shares – authorized	300,000,000	300,000,000		300,000,000
Common stock shares – outstanding	128,201,655	128,185,271		120,755,658
Treasury stock shares	17,382,835	17,382,835		17,382,835
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Twelve Months Ended
	12/31/2025	9/30/2025	% change	12/31/2024	% change	12/31/2025	12/31/2024	% change

Interest and fees on loans	$214,128	$216,774	(1)%	$203,828	5%	$837,226	$837,159	—%
Interest on investment securities	21,107	21,467	(2)%	16,930	25%	76,235	68,549	11%
Interest on cash and deposits at other banks	4,204	5,273	(20)%	4,694	(10)%	23,465	44,668	(47)%
Interest on other investments and FHLB dividends	767	1,186	(35)%	1,169	(34)%	4,238	3,604	18%
Total interest income	240,206	244,700	(2)%	226,621	6%	941,164	953,980	(1)%

Interest on deposits	109,388	115,425	(5)%	121,645	(10)%	457,250	495,448	(8)%
Interest on borrowings	3,413	2,718	26%	2,841	20%	11,680	30,681	(62)%
Total interest expense	112,801	118,143	(5)%	124,486	(9)%	468,930	526,129	(11)%

Net interest income before provision	127,405	126,557	1%	102,135	25%	472,234	427,851	10%
Provision for credit losses	7,200	8,710	(17)%	10,000	(28)%	31,802	17,280	84%
Net interest income after provision	120,205	117,847	2%	92,135	30%	440,432	410,571	7%

Service fees on deposit accounts	3,249	3,235	—%	2,809	16%	12,511	10,728	17%
Net gains on sales of SBA loans	2,566	2,774	(7)%	3,063	(16)%	12,469	7,765	61%
Net gains (losses) on sales of securities available for sale	1,168	—	100%	837	40%	(37,688)	936	N/A
Other income and fees	11,368	9,376	21%	8,166	39%	39,176	26,642	47%
Total noninterest income	18,351	15,385	19%	15,881	16%	26,468	47,077	(44)%

Salaries and employee benefits	57,906	54,910	5%	42,016	38%	214,110	177,860	20%
Occupancy	9,003	9,153	(2)%	6,837	32%	34,206	27,469	25%
Furniture and equipment	8,706	8,780	(1)%	5,436	60%	32,020	23,968	34%
Data processing and communications	3,624	3,346	8%	2,961	22%	12,475	9,684	29%
Amortization of investments in affordable housing partnerships	2,940	3,216	(9)%	2,429	21%	10,547	9,051	17%
FDIC assessment	3,051	2,942	4%	2,684	14%	10,983	10,813	2%
FDIC special assessment	(691)	—	100%	—	100%	(691)	691	N/A
Earned interest credit	3,028	3,529	(14)%	4,605	(34)%	12,954	23,447	(45)%
Merger and restructuring related costs	776	958	(19)%	583	33%	21,534	5,627	283%
Other noninterest expense	11,085	10,027	11%	10,039	10%	41,485	36,074	15%
Total noninterest expense	99,428	96,861	3%	77,590	28%	389,623	324,684	20%
Income before income taxes	39,128	36,371	8%	30,426	29%	77,277	132,964	(42)%
Income tax provision	4,662	5,595	(17)%	6,089	(23)%	15,689	33,334	(53)%
Net income	$34,466	$30,776	12%	$24,337	42%	$61,588	$99,630	(38)%

Earnings per common share – diluted	$0.27	$0.24		$0.20		$0.49	$0.82
Weighted average shares outstanding – diluted	128,769,564	128,593,874		121,401,285		126,774,552	121,108,594
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	For the Three Months Ended			For the Twelve Months Ended
Profitability measures (annualized):	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Earnings per common share - diluted (not annualized)	$0.27	$0.24	$0.20	$0.49	$0.82
Earnings per common share - diluted excluding notable items (not annualized) (1)	$0.27	$0.25	$0.20	$0.89	$0.85
Return on average assets (“ROA”)	0.74%	0.66%	0.57%	0.34%	0.56%
ROA excluding notable items (1)	0.74%	0.68%	0.56%	0.62%	0.58%
Return on average equity (“ROE”)	6.06%	5.50%	4.51%	2.77%	4.68%
ROE excluding notable items (1)	6.06%	5.64%	4.46%	5.10%	4.85%
Return on average tangible common equity (“ROTCE”) (1)	7.87%	7.19%	5.76%	3.60%	5.99%
ROTCE excluding notable items (1)	7.88%	7.36%	5.69%	6.62%	6.22%
Net interest margin	2.90%	2.89%	2.50%	2.76%	2.55%
Efficiency ratio (not annualized)	68.22%	68.24%	65.75%	78.13%	68.36%
Efficiency ratio excluding notable items (not annualized) (1)	68.16%	67.56%	65.81%	68.60%	67.18%

(1) Earnings per common share - diluted excluding notable items, ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, and efficiency ratio excluding notable items are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 through 12.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	12/31/2025			9/30/2025			12/31/2024
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$14,646,767	$214,128	5.80%	$14,522,425	$216,774	5.92%	$13,626,965	$203,828	5.95%
Investment securities	2,261,726	21,107	3.70%	2,256,228	21,467	3.77%	2,177,613	16,930	3.09%
Interest earning cash and deposits at other banks	433,029	4,204	3.85%	488,992	5,273	4.28%	416,467	4,694	4.48%
FHLB stock and other investments	63,961	767	4.76%	97,584	1,186	4.82%	49,388	1,169	9.42%
Total interest earning assets	$17,405,483	$240,206	5.48%	$17,365,229	$244,700	5.59%	$16,270,433	$226,621	5.54%

INTEREST BEARING LIABILITIES:
Deposits:
Money market, interest bearing demand and savings	$6,023,423	$45,901	3.02%	$6,045,464	$49,458	3.25%	$5,187,715	$50,510	3.87%
Time deposits	6,310,036	63,487	3.99%	6,359,578	65,967	4.12%	5,856,439	71,135	4.83%
Total interest bearing deposits	12,333,459	109,388	3.52%	12,405,042	115,425	3.69%	11,044,154	121,645	4.38%
FHLB and FRB borrowings	122,986	1,063	3.43%	27,286	273	3.97%	113,533	248	0.87%
Subordinated debentures and convertible notes	106,835	2,350	8.61%	106,485	2,445	8.98%	105,482	2,593	9.62%
Total interest bearing liabilities	$12,563,280	$112,801	3.56%	$12,538,813	$118,143	3.74%	$11,263,169	$124,486	4.40%
Noninterest bearing demand deposits	3,474,131			3,506,559			3,546,613
Total funding liabilities/cost of funds	$16,037,411		2.79%	$16,045,372		2.92%	$14,809,782		3.34%
Net interest income/net interest spread		$127,405	1.92%		$126,557	1.85%		$102,135	1.14%
Net interest margin			2.90%			2.89%			2.50%

Cost of deposits:
Noninterest bearing demand deposits	$3,474,131	$—	—%	$3,506,559	$—	—%	$3,546,613	$—	—%
Interest bearing deposits	12,333,459	109,388	3.52%	12,405,042	115,425	3.69%	11,044,154	121,645	4.38%
Total deposits	$15,807,590	$109,388	2.75%	$15,911,601	$115,425	2.88%	$14,590,767	$121,645	3.32%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Twelve Months Ended
	12/31/2025			12/31/2024
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$14,267,020	$837,226	5.87%	$13,634,728	$837,159	6.14%
Investment securities	2,199,219	76,235	3.47%	2,213,068	68,549	3.10%
Interest earning cash and deposits at other banks	563,560	23,465	4.16%	856,768	44,668	5.21%
FHLB stock and other investments	86,632	4,238	4.89%	48,738	3,604	7.39%
Total interest earning assets	$17,116,431	$941,164	5.50%	$16,753,302	$953,980	5.69%

INTEREST BEARING LIABILITIES:
Deposits:
Money market, interest bearing demand and savings	$5,951,849	$197,861	3.32%	$5,043,411	$200,070	3.97%
Time deposits	6,176,559	259,389	4.20%	5,954,272	295,378	4.96%
Total interest bearing deposits	12,128,408	457,250	3.77%	10,997,683	495,448	4.51%
FHLB and FRB borrowings	79,945	2,056	2.57%	531,869	19,860	3.73%
Subordinated debentures and convertible notes	106,324	9,624	8.93%	104,989	10,821	10.14%
Total interest bearing liabilities	$12,314,677	$468,930	3.81%	$11,634,541	$526,129	4.52%
Noninterest bearing demand deposits	3,447,893			3,679,947
Total funding liabilities/cost of funds	$15,762,570		2.97%	$15,314,488		3.44%
Net interest income/net interest spread		$472,234	1.69%		$427,851	1.17%
Net interest margin			2.76%			2.55%

Cost of deposits:
Noninterest bearing demand deposits	$3,447,893	$—	—%	$3,679,947	$—	—%
Interest bearing deposits	12,128,408	457,250	3.77%	10,997,683	495,448	4.51%
Total deposits	$15,576,301	$457,250	2.94%	$14,677,630	$495,448	3.38%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Twelve Months Ended
AVERAGE BALANCES:	12/31/2025	9/30/2025	% change	12/31/2024	% change	12/31/2025	12/31/2024	% change
Gross loans, including loans held for sale	$14,646,767	$14,522,425	1%	$13,626,965	7%	$14,267,020	$13,634,728	5%
Investment securities	2,261,726	2,256,228	—%	2,177,613	4%	2,199,219	2,213,068	(1)%
Interest earning cash and deposits at other banks	433,029	488,992	(11)%	416,467	4%	563,560	856,768	(34)%
Interest earning assets	17,405,483	17,365,229	—%	16,270,433	7%	17,116,431	16,753,302	2%
Goodwill and intangible assets	524,118	525,022	—%	467,021	12%	510,404	467,620	9%
Total assets	18,595,446	18,548,982	—%	17,228,881	8%	18,244,370	17,746,408	3%

Noninterest bearing demand deposits	3,474,131	3,506,559	(1)%	3,546,613	(2)%	3,447,893	3,679,947	(6)%
Interest bearing deposits	12,333,459	12,405,042	(1)%	11,044,154	12%	12,128,408	10,997,683	10%
Total deposits	15,807,590	15,911,601	(1)%	14,590,767	8%	15,576,301	14,677,630	6%
Interest bearing liabilities	12,563,280	12,538,813	—%	11,263,169	12%	12,314,677	11,634,541	6%
Stockholders’ equity	2,275,285	2,237,375	2%	2,156,858	5%	2,221,699	2,130,140	4%

LOAN PORTFOLIO:	12/31/2025	9/30/2025	% change	12/31/2024	% change
Loans receivable (held for investment)	$14,701,012	$14,590,519	1%	$13,618,272	8%
Loans held for sale	86,905	33,118	162%	14,491	500%
Gross loans	$14,787,917	$14,623,637	1%	$13,632,763	8%

CRE LOANS HELD FOR INVESTMENT BY PROPERTY TYPE:	12/31/2025	9/30/2025	% change	12/31/2024	% change
Multi-tenant retail	$1,618,715	$1,612,673	—%	$1,619,505	—%
Industrial warehouses	1,258,703	1,285,752	(2)%	1,264,703	—%
Multifamily	1,191,145	1,219,701	(2)%	1,208,494	(1)%
Gas stations and car washes	1,176,491	1,116,447	5%	1,027,502	15%
Mixed-use facilities	691,821	665,239	4%	771,695	(10)%
Hotels/motels	821,845	771,089	7%	769,635	7%
Single-tenant retail	658,440	629,269	5%	659,993	—%
Office	331,603	330,736	—%	394,431	(16)%
All other	745,745	787,888	(5)%	811,050	(8)%
Total CRE loans	$8,494,508	$8,418,794	1%	$8,527,008	—%

DEPOSIT COMPOSITION:	12/31/2025	9/30/2025	% change	12/31/2024	% change
Noninterest bearing demand deposits	$3,371,759	$3,507,659	(4)%	$3,377,950	—%
Money market, interest bearing demand, and savings	5,856,373	5,995,488	(2)%	5,175,735	13%
Time deposits	6,375,011	6,328,115	1%	5,773,804	10%
Total deposits	$15,603,143	$15,831,262	(1)%	$14,327,489	9%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL & CAPITAL RATIOS:	12/31/2025	9/30/2025	12/31/2024
Total stockholders’ equity	$2,283,268	$2,258,960	$2,134,505
Total capital	$2,171,256	$2,128,319	$2,150,810
Common equity tier 1 ratio	12.27%	12.14%	13.06%
Tier 1 capital ratio	12.96%	12.83%	13.79%
Total capital ratio	13.99%	13.85%	14.78%
Leverage ratio	11.05%	10.86%	11.83%
Total risk weighted assets	$15,520,691	$15,371,526	$14,549,658
Book value per common share	$17.81	$17.62	$17.68
Tangible common equity (“TCE”) per share (1)	$13.71	$13.53	$13.81
TCE ratio (1)	9.76%	9.64%	10.05%

(1) TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.

ALLOWANCE FOR CREDIT LOSSES CHANGES:	Three Months Ended					Twelve Months Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Balance at beginning of period	$152,509	$149,505	$147,412	$150,527	$153,270	$150,527	$158,694
Initial allowance for purchased credit deteriorated (“PCD”) loans and purchased seasoned loans (“PSL”) acquired (2)	—	—	3,971	—	—	3,971	—
Provision for losses on loans	7,800	8,100	10,092	5,200	10,100	31,192	18,400
Recoveries	1,694	1,517	2,844	233	704	6,288	4,521
Charge offs	(5,342)	(6,613)	(14,814)	(8,548)	(13,547)	(35,317)	(31,088)
Balance at end of period	$156,661	$152,509	$149,505	$147,412	$150,527	$156,661	$150,527
(2) During the fourth quarter of 2025, the Company adopted ASU 2025-08 effective January 1, 2025, and applied the guidance to the acquisition of Territorial Bancorp which was completed on April 2, 2025.
      The presentation of prior periods has been adjusted accordingly.

	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Allowance for unfunded loan commitments	$3,333	$3,933	$3,323	$2,323	$2,723

	Three Months Ended					Twelve Months Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Provision for losses on loans	$7,800	$8,100	$10,092	$5,200	$10,100	$31,192	$18,400
Provision (credit) for unfunded loan commitments	(600)	610	1,000	(400)	(100)	610	(1,120)
Provision for credit losses	$7,200	$8,710	$11,092	$4,800	$10,000	$31,802	$17,280

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Twelve Months Ended
NET LOAN CHARGE OFFS (RECOVERIES):	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
CRE loans	$(1,467)	$(933)	$(843)	$899	$156	$(2,344)	$545
C&I loans	5,169	5,978	11,829	7,384	12,607	30,360	25,866
Residential mortgage and other loans	(54)	51	984	32	80	1,013	156
Net loan charge offs	$3,648	$5,096	$11,970	$8,315	$12,843	$29,029	$26,567
Net charge offs/average loans (annualized)	0.10%	0.14%	0.33%	0.25%	0.38%	0.20%	0.13%

NONPERFORMING ASSETS:	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Loans on nonaccrual status (1)	$131,747	$110,010	$110,739	$83,808	$90,564
Accruing delinquent loans past due 90 days or more	3,943	2,149	2,149	98	229
Total nonperforming loans	135,690	112,159	112,888	83,906	90,793
Other real estate owned (“OREO”)	365	—	—	—	—
Total nonperforming assets	$136,055	$112,159	$112,888	$83,906	$90,793

Nonperforming assets/total assets	0.73%	0.61%	0.61%	0.49%	0.53%
Nonperforming loans/loans receivable	0.92%	0.77%	0.78%	0.63%	0.67%
Nonaccrual loans/loans receivable	0.90%	0.75%	0.77%	0.63%	0.67%
Allowance for credit losses/loans receivable	1.07%	1.05%	1.04%	1.11%	1.11%
Allowance for credit losses/nonperforming loans	115.46%	135.98%	132.44%	175.69%	165.79%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $15.6 million, $15.3 million, $15.3 million, $11.8 million, and $12.8 million, at December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, respectively.

NONACCRUAL LOANS BY TYPE:	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
CRE loans	$65,106	$54,016	$55,368	$24,106	$23,396
C&I loans	53,136	45,494	46,945	50,544	60,807
Residential mortgage and other loans	13,505	10,500	8,426	9,158	6,361
Total nonaccrual loans	$131,747	$110,010	$110,739	$83,808	$90,564

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
30 - 59 days past due	$19,056	$15,788	$4,909	$11,927	$8,681
60 - 89 days past due	4,244	5,117	2,843	27,719	5,164
Total accruing delinquent loans 30-89 days past due	$23,300	$20,905	$7,752	$39,646	$13,845

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
CRE loans	$12,064	$14,872	$4,377	$4,993	$3,205
C&I loans	2,209	3,356	1,084	27,455	1,288
Residential mortgage and other loans	9,027	2,677	2,291	7,198	9,352
Total accruing delinquent loans 30-89 days past due	$23,300	$20,905	$7,752	$39,646	$13,845

CRITICIZED LOANS:	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Special mention loans	$94,003	$131,384	$137,313	$184,659	$179,073
Classified loans	257,113	241,483	277,418	264,064	270,896
Total criticized loans	$351,116	$372,867	$414,731	$448,723	$449,969
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. Reconciliations of the most directly comparable GAAP to non-GAAP financial measures utilized by management are provided below.

TANGIBLE COMMON EQUITY (“TCE”)	12/31/2025	9/30/2025	12/31/2024
Total stockholders’ equity	$2,283,268	$2,258,960	$2,134,505
Goodwill and core deposit intangible assets, net	(525,938)	(524,503)	(466,781)
TCE	$1,757,330	$1,734,457	$1,667,724

Total assets	$18,531,626	$18,510,799	$17,054,008
Goodwill and core deposit intangible assets, net	(525,938)	(524,503)	(466,781)
Tangible assets	$18,005,688	$17,986,296	$16,587,227

TCE ratio	9.76%	9.64%	10.05%
Common shares outstanding	128,201,655	128,185,271	120,755,658
TCE per share	$13.71	$13.53	$13.81

	Three Months Ended			Twelve Months Ended
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (“ROTCE”)	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Average stockholders’ equity	$2,275,285	$2,237,375	$2,156,858	$2,221,699	$2,130,140
Average goodwill and core deposit intangible assets, net	(524,118)	(525,022)	(467,021)	(510,404)	(467,620)
Average TCE	$1,751,167	$1,712,353	$1,689,837	$1,711,295	$1,662,520

Net income (GAAP)	$34,466	$30,776	$24,337	$61,588	$99,630
ROTCE (annualized)	7.87%	7.19%	5.76%	3.60%	5.99%

	Three Months Ended			Twelve Months Ended
PROVISION FOR CREDIT LOSSES EXCLUDING NOTABLE ITEMS	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Provision for credit losses (1)	$7,200	$8,710	$10,000	$31,802	$17,280
Notable items:
Merger-related provision for credit losses	—	—	—	(553)	—
Provision for credit losses excluding notable items	$7,200	$8,710	$10,000	$31,249	$17,280
(1) During the fourth quarter of 2025, the Company adopted ASU 2025-08 effective January 1, 2025, and applied the guidance to the acquisition of Territorial Bancorp which was completed on April 2, 2025.
    The presentation of prior periods has been adjusted accordingly.

Table Page 10

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended			Twelve Months Ended
PRE-PROVISION NET REVENUE (“PPNR”)	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Net interest income before provision for credit losses	$127,405	$126,557	$102,135	$472,234	$427,851
Noninterest income	18,351	15,385	15,881	26,468	47,077
Revenue	145,756	141,942	118,016	498,702	474,928
Less: Noninterest expense	99,428	96,861	77,590	389,623	324,684
PPNR	$46,328	$45,081	$40,426	$109,079	$150,244

Notable items:
Loss on investment portfolio repositioning	$—	$—	$—	$38,856	$—
FDIC special assessment expense (reversal)	(691)	—	—	(691)	691
Merger and restructuring-related (gains) costs, net (including gain on branch sale)	776	958	(423)	21,534	4,621
Total notable items included in PPNR	85	958	(423)	59,699	5,312
PPNR, excluding notable items	$46,413	$46,039	$40,003	$168,778	$155,556

	Three Months Ended			Twelve Months Ended
PROFITABILITY RATIOS EXCLUDING NOTABLE ITEMS	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Net income (GAAP)	$34,466	$30,776	$24,337	$61,588	$99,630
Notable items:
Merger-related provision for credit losses	—	—	—	553	—
Loss on investment portfolio repositioning	—	—	—	38,856	—
FDIC special assessment expense (reversal)	(691)	—	—	(691)	691
Merger and restructuring-related (gains) costs, net (including gain on branch sale)	776	958	(423)	21,534	4,621
Total notable items included in pre-tax income	85	958	(423)	60,252	5,312
Tax effect on notable items in pre-tax income	(25)	(208)	125	(13,325)	(1,562)
Notable impact from California state tax apportionment law change	(49)	—	—	4,829	—
Total notable items, net of tax	11	750	(298)	51,756	3,750
Net income excluding notable items	$34,477	$31,526	$24,039	$113,344	$103,380

Diluted common shares	128,769,564	128,593,874	121,401,285	126,774,552	121,108,594
EPS excluding notable items	$0.27	$0.25	$0.20	$0.89	$0.85
Average assets	$18,595,446	$18,548,982	$17,228,881	$18,244,370	$17,746,408
ROA excluding notable items (annualized)	0.74%	0.68%	0.56%	0.62%	0.58%
Average equity	$2,275,285	$2,237,375	$2,156,858	$2,221,699	$2,130,140
ROE excluding notable items (annualized)	6.06%	5.64%	4.46%	5.10%	4.85%
Average TCE	$1,751,167	$1,712,353	$1,689,837	$1,711,295	$1,662,520
ROTCE excluding notable items (annualized)	7.88%	7.36%	5.69%	6.62%	6.22%
Table Page 11

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended			Twelve Months Ended
NONINTEREST INCOME EXCLUDING NOTABLE ITEMS	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Noninterest income	$18,351	$15,385	$15,881	$26,468	$47,077
Notable items:
Loss on investment portfolio repositioning	—	—	—	38,856	—
Restructuring-related net gain on branch sale	—	—	(1,006)	—	(1,006)
Noninterest income excluding notable items	$18,351	$15,385	$14,875	$65,324	$46,071

	Three Months Ended			Twelve Months Ended
EFFICIENCY RATIO EXCLUDING NOTABLE ITEMS	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Noninterest expense	$99,428	$96,861	$77,590	$389,623	$324,684
Notable items:
FDIC special assessment (expense) reversal	691	—	—	691	(691)
Merger and restructuring-related costs	(776)	(958)	(583)	(21,534)	(5,627)
Noninterest expense excluding notable items	$99,343	$95,903	$77,007	$368,780	$318,366

Revenue	$145,756	$141,942	$118,016	$498,702	$474,928
Notable items:
Loss on investment portfolio repositioning	—	—	—	38,856	—
Restructuring-related net gain on branch sale	—	—	(1,006)	—	(1,006)
Revenue excluding notable items	$145,756	$141,942	$117,010	$537,558	$473,922

Efficiency ratio excluding notable items	68.16%	67.56%	65.81%	68.60%	67.18%

	Three Months Ended			Twelve Months Ended
EFFECTIVE TAX RATE EXCLUDING NOTABLE ITEMS	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Income before income taxes	$39,128	$36,371	$30,426	$77,277	$132,964
Notable items before tax effect	85	958	(423)	60,252	5,312
Income before tax excluding notable items	$39,213	$37,329	$30,003	$137,529	$138,276

GAAP income tax provision	$4,662	$5,595	$6,089	$15,689	$33,334
Tax effect on notable items in pre-tax income	25	208	(125)	13,325	1,562
Notable impact from California state tax apportionment law change	49	—	—	(4,829)	—
Income tax provision excluding notable items	$4,736	$5,803	$5,964	$24,185	$34,896

Effective tax rate excluding notable items	12.08%	15.55%	19.88%	17.59%	25.24%
Table Page 12